                                                                      EXHIBIT 12

           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES

EXCLUDING INTEREST ON DEPOSITS                            INCLUDING INTEREST ON DEPOSITS
                                                   1997                                                 1997
                                                   ----                                                 ----
pretax income                                27,720,000   pretax income                           27,720,000
borrowings expense                           10,080,235   total interest expense                  62,015,988
                                             ----------                                           ----------
  total                                      37,800,235     total                                 89,735,988
divided by                                                divided by
borrowings expense                           10,080,235   total interest expense                  62,015,988
                                             ----------                                           ----------
                                                   3.75                                                 1.45
================================================================================================================
EXCLUDING INTEREST ON DEPOSITS                            INCLUDING INTEREST ON DEPOSITS
                                                   1996                                                 1996
                                                   ----                                                 ----
pretax income                                25,078,046   pretax income                           25,078,046
borrowings expense                            5,146,385   total interest expense                  52,470,742
                                             ----------                                           ----------
  total                                      30,224,431     total                                 77,548,788
divided by                                                divided by
borrowings expense                            5,146,385   total interest income                   52,470,742
                                             ----------                                           ----------
                                                   5.87                                                 1.48
================================================================================================================
EXCLUDING INTEREST ON DEPOSITS                            INCLUDING INTEREST ON DEPOSITS
                                                   1995                                                 1995
                                                   ----                                                 ----
pretax income                                20,769,346   pretax income                           20,769,346
borrowings expense                            6,166,894   total interest expense                  50,421,804
                                             ----------                                           ----------
  total                                      26,938,240     total                                  71,191,150
divided by                                                divided by
borrowings expense                            6,166,894   total interest income                   50,421,804
                                             ----------                                           ----------
                                                   4.37                                                 1.41
================================================================================================================
EXCLUDING INTEREST ON DEPOSITS                            INCLUDING INTEREST ON DEPOSITS
                                                   1994                                                 1994
                                                   ----                                                 ----
pretax income                                21,158,349   pretax income                           21,158,349
borrowings expense                            4,116,348   total interest expense                  39,201,768
                                             ----------                                           ----------
  total                                      25,274,697     total                                 60,360,117
divided by                                                divided by
borrowings expense                            4,116,348   total interest expense                  39,201,768
                                             ----------                                           ----------
                                                   6.14                                                 1.54
================================================================================================================
EXCLUDING INTEREST ON DEPOSITS                            INCLUDING INTEREST ON DEPOSITS
                                                   1993                                                 1993
                                                   ----                                                 ----
pretax income                                22,076,654   pretax income                           22,076,654
borrowings expense                            4,943,423   total interest expense                  35,261,913
                                             ----------                                           ----------
  total                                      27,020,077     total                                 57,338,567
divided by                                                divided by
borrowings expense                            4,943,423   total interest expense                  35,261,913
                                             ----------                                           ----------
                                                   5.47                                                 1.63
================================================================================================================
EXCLUDING INTEREST ON DEPOSITS                            INCLUDING INTEREST ON DEPOSITS
                                         SIX MONTHS ENDED                                    SIX MONTHS ENDED
                                            30-JUNE-98                                           30-JUNE-98
                                            ----------                                           ----------
pretax income                                15,537,000   pretax income                           15,537,000
borrowings expense                            5,480,000   total interest expense                  36,082,000
                                             ----------                                           ----------
  total                                      21,017,000     total                                 51,619,000
divided by                                                divided by
borrowings expense                            5,480,000   total interest expense                  36,082,000
                                             ----------                                           ----------
                                                   3.84                                                 1.43
================================================================================================================
EXCLUDING INTEREST ON DEPOSITS                            INCLUDING INTEREST ON DEPOSITS
                                         SIX MONTHS ENDED                                    SIX MONTHS ENDED
                                            30-JUNE-97                                          30-JUNE-97
                                            ----------                                          ----------
pretax income                                13,319,000   pretax income                           13,319,000
borrowings expense                            4,596,000   total interest expense                  29,618,000
                                             ----------                                           ----------
  total                                      17,915,000     total                                 42,937,000
divided by                                                divided by
borrowings expense                            4,596,000   total interest expense                  29,618,000
                                             ----------                                           ----------
                                                   3.90                                                 1.45
================================================================================================================